UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2004

Commission File Number	Exact name of registrant as specified in its charter and principal office address and telephone number	State of Incorporation	I.R.S. Employer I.D. Number

1-16163	WGL Holdings, Inc.	Virginia	52-2210912
101 Constitution Ave., N.W.
Washington, D.C. 20080
(703) 750-2000

0-49807	Washington Gas Light Company	District of	53-0162882
	101 Constitution Ave., N.W.	Columbia
	Washington, D.C. 20080	and Virginia
(703) 750-4440

Former name or former address, if changed since last report:     None

ITEM 9. REGULATION FD DISCLOSURE

WGL Holdings, Inc. (the Company), reported that it is raising its consolidated earnings guidance for the quarter ended March 31, 2004, to a range of $1.61 to $1.71 per average common share from its previous guidance range of $1.45 to $1.55 per average common share. For the full fiscal year ended September 30, 2004, WGL increased its guidance to a range of $1.87 to $1.97 per average common share from the previous range of $1.72 to $1.82 per average common share. The revised, consolidated full fiscal year 2004 guidance includes earnings of $0.13 to $0.17 per share from unregulated operations.

The revised earnings guidance reflects: (1) actual weather through February 25, 2004 and an assumption of normal weather for the balance of each respective period in this fiscal year; (2) an estimate of the outcome of a Virginia rate case in which higher rates went into effect subject to refund on February 26, 2004; (3) an estimate of an additional depreciation provision to be recorded in accordance with an “earnings test” currently required by the State Corporation Commission of Virginia; and (4) unregulated after-tax earnings of $0.12 per average common share from the disposition of two buildings in which WGL had an affiliated interest. This guidance does not include the effect of any other unusual items that could arise in the future.

A copy of the Company’s news release that reflects the increased earnings guidance for the second fiscal quarter ended March 31, 2004 and the full fiscal year ended September 30, 2004 is attached hereto as Exhibit 99.1.

This Form 8-K and the attached exhibit are provided herein under Item 9 and are furnished to, but not filed with, the Securities and Exchange Commission.

Exhibits

99.1 News Release dated March 1, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this Report to be signed on their behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc.

and

Washington Gas Light Company (Registrants)

Date March 3, 2004	/s/ Mark P. O’Flynn Mark P. O’Flynn Controller (Principal Accounting Officer)